Exhibit 99.1

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Investor Presentation
Investor Presentation
August 17, 2010
August 17, 2010
Steven R. Gardner
Steven R. Gardner
President & CEO
President & CEO

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This presentation contains forward-looking statements regarding events or future financial performance of the Company, including statements with respect to our objectives and strategies, and the results of our operations and our business. These statements are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ from those projected in the forward-looking statements. We caution readers of this presentation not to place undue reliance on these forward-looking statements as a number of risks could cause future results to differ materially from these statements. These risks include, but are not limited to, the following: changes in the performance of the financial markets;
changes in the demand for and market acceptance of the Company's products and services; changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive projects and pricing; the effect of the Company's policies; the continued availability of adequate funding sources; and various legal, regulatory and litigation risks; as well as those additional risks identified in risks factors discussed in the reports filed by the Company with the SEC, which are available on its website at www.sec.gov. The Company does not undertake any obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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 • In 1983, Pacific Premier Bank (the
 “Bank”) was founded and later expanded
 into subprime lending
 • By 1999, growing losses prompted the
 Bank to refocus its strategy
 • In 2000, the current management team
 took over and developed a three phase
 strategic plan to transform the Bank from
 a nationwide subprime lender into a
 traditional Community Bank
 Phase 1 - Recapitalize Pacific Premier
 • Issued $12 million note and warrants
 • Lowered the risk profile of the Bank
 Phase 2 - Return to Profitability
 • Grew the balance sheet
 • Raised $27 million via secondary offering
 • Retired $12 million note
 • Sustained profitability
 Phase 3 - Commercial Bank Model
 • Recruited experienced bankers
 • Expand market footprint
 • Offer new products and services
 • Diversify loan and deposit portfolios

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Headquarters:	Costa Mesa, California
Regional Focus:	Southern California
Business Focus:	Small and middle market businesses
Total Assets:	$797.2 million
Net Loans:	$543.0 million
Total Deposits:	$632.0 million
Branches:	6 locations
At June 30, 2010

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	(dollars in thousands, except per share data)
Balance Sheets	QTD 6/30/10	QTD 3/31/10	YTD 12/31/09	YTD 12/31/08
Total assets	$ 797,242	$ 767,644	$ 807,323	$ 739,956
Net loans	543,023	537,882	566,584	623,138
Total deposits	632,043	612,901	618,734	457,128
Total borrowings	76,810	76,810	101,810	220,210

Statements of Operations
Net interest income	$ 6,842	$ 6,660	$ 23,185	$ 21,118
Provision for loan losses	639	1,056	7,735	2,241
Net income (loss)	337	456	(460)	708
Net income (loss) per shared (diluted)	$ 0.03	$ 0.04	$ (0.08)	$ 0.11

Bank Capital Ratios
Tier 1 leverage	10.30	10.01	9.72	8.71
Tier 1 risk based	13.88	13.96	13.30	10.71
Total risk based	15.13	15.21	14.55	11.68

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At June 30, 2010
(in millions)

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Book Value at June 30, 2010

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At June 30, 2010
(in millions)

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• Core deposit growth - small/middle market businesses
• Relationship banking via high service levels
• Conservative Credit Structure
• Strong capital position - expansion opportunities
Develop the Bank into one of Southern California’s
top performing commercial banks

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Texas ratio defined as NPAs / tangible equity plus loan loss reserves; Circle radius represents 100 miles
SoCal Stressed Institutions
Possible failures as of December 31, 2009 within 100 miles of Costa Mesa, California
	Texas Ratio	# of Institutions
Near term	100% +	5
Longer term	50% to 100%	11
Possible near and longer term failures
Texas Ratio > 100%
Texas Ratio b/t 50-100%
dollars in billions
Total Assets………………………………
7.5
$

Total Deposits……………………………..
6.5

Total Core Deposits………………………
4.7

Total Loans……………………………….
6.2

Total Branches……………………………
92

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Texas ratio defined as NPAs + 90 days PD / tangible common equity plus loan loss reserves; Circle radius represents 100 miles
SoCal Stressed Institutions
Possible failures as of March 31, 2010 within 100 miles of Costa Mesa, California (1)
	Texas Ratio	# of Institutions
Near term	100% +	12
Longer term	50% to 100%	24
Possible near and longer term failures
Texas Ratio > 100%
Texas Ratio b/t 50-100%
(1) Source: SNL Financial

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• Overall Underwriting Philosophy:
 • CRE and C&I - business/property analysis and global cash flow
• Loans:
 • Real estate - multi-family and non-owner occupied CRE
 • Business - owner occupied CRE and C&I
 • No CRE TDR, no construction, no L&D, no condo conversion
 • Personal guarantees, cross collateral and cross guarantees
• Portfolio Management
• Collections

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	Average Loan Size	Average Rate	Seasoning (months)	LTV	DCR
Real estate loans:
Multi-family	$ 1,036,000	6.17%	59	69%	1.22
Non O/O CRE	$ 1,204,000	6.82%	50	59%	1.23
Business loans:
O/O CRE	$ 749,000	6.56%	91	50%	----
C & I	$ 419,000	6.55%	30	----	----
SBA	$ 124,000	5.87%	32	----	----
At June 30, 2010

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	6/30/10	3/31/10	12/31/09	12/31/08
Balance	$258.0	$265.0	$278.7	$287.6
Average balance	$1.036	$1.043	$1.053	$1.053
Rate	6.17%	6.18%	6.20%	6.30%
LTV	69%	68%	67%	65%
DCR	1.22	1.22	1.20	1.47
(dollars in millions)

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	6/30/10	3/31/10	12/31/09	12/31/08
Balance	$136.1	$140.0	$149.6	$163.4
Average balance	$1.204	$1.217	$1.216	$1.202
Rate	6.82%	6.88%	6.85%	7.04%
LTV	59%	59%	59%	57%
DCR	1.23	1.28	1.42	1.54
(dollars in millions)

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Delinquency to Total Loans
California peer group consists of all insured California institutions in the FFIEC database

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Nonperforming Assets to Total Assets
California peer group consists of all insured California institutions in the FFIEC database

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	Pacific Premier Bank	California Peer Group (1)
	6/30/10	3/31/10
Net interest income / Average interest-earning assets	3.69	4.00
Return on assets (annualized)	0.26	(0.19)
Return on equity (annualized)	2.56	(2.19)
Net loans to deposits	85.74	82.38
Nonaccrual loans/Total loans	0.35	3.36
(1) California peer group consists of all insured California institutions in the FFIEC database.

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	Pacific Premier Bank	California Peer Group (1)
	6/30/10	3/31/10

Tier 1 leverage capital	10.30	11.30
Tier 1 risk-based capital	13.88	15.12
Total risk-based capital	15.13	16.44
Tangible equity capital	10.07	11.76
Fully diluted book value (2)	$ 6.92	N/A
Price / Tangible book value (2)(3)	0.56X	0.91X
(1) California peer group consists of all insured California institutions in the FFIEC database.
(2) Fully diluted book value and price/tangible book value for PPBI.
(3) P/TBV from SNL.

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• Bank transition gaining momentum
• Outperform peers due to: Credit Culture
• Target rich environment for acquisitions
• Undervalued stock relative to peers

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Questions?
Questions?